EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of Common Stock of Tortoise Capital Resources Corporation., a Maryland corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
     The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
     This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of May 11, 2007.

KIP GP, LLC

By:	/s/ Donald R. Kendall, Jr.

Name:	Donald R. Kendall, Jr.
Title:	Manager

KENMONT INVESTMENTS MANAGEMENT, L.P.

By:	KIP GP, LLC, its general partner

	By:	/s/ Donald R. Kendall, Jr.

	Name:	Donald R. Kendall, Jr.
	Title:	Manager

KENMONT SPECIAL OPPORTUNITIES MASTER FUND, L.P.

By:	Kenmont Offshore Fund, Ltd., general partner

	By:	/s/ Donald R. Kendall, Jr.

	Name:	Donald R. Kendall, Jr.
	Title:	Director

By:	Kenmont Onshore Fund, L.P., general partner

	By:	Kenmont Investment Partners GP, L.P., its general partner

		By:	KIP GP, LLC, its general partner

			By:	/s/ Donald R. Kendall, Jr.

			Name:	Donald R. Kendall, Jr.
			Title:	Manager